Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Sealed Air Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee
Equity	Common Stock, par value $0.10 per share	Rules 457(c) and 457(h)	3,507,590 shares (1)	$36.82 (2)	$129,149,463.80 (2)	0.0001476	$19,062.46
Total Offering Amounts					$129,149,463.80		$19,062.46
Total Fee Offsets							$0.00
Net Fee Due							$19,062.46
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock, par value $0.10 per share, of Sealed Air Corporation that may become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 14, 2024, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.